UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2025, ASP Isotopes Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and Lucid Capital Markets, LLC (the “Underwriters”), relating to the issuance and sale (the “Offering”) of 17,167,380 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price per share of $11.65 to be paid by the Underwriters. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 2,575,106 shares of Common Stock (the “Additional Shares”) from the Company at the same price per share as the Shares.

The gross proceeds from the Offering are expected to be approximately $210.3 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and assuming no exercise of the Underwriters’ option to purchase Additional Shares. The Offering is expected to close on October 16, 2025, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-290864) (the “Registration Statement”), which became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) on October 14, 2025, and a related prospectus and prospectus supplement, each as filed with the Commission.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Blank Rome LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the Offering and the anticipated amount of proceeds from the Offering. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the Offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 8.01. Other Events.

On October 14, 2025, the Company issued a press release announcing the proposed Offering and on October 15, 2025, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 15, 2025, by and between the Company and Cantor Fitzgerald & Co. and Lucid Capital Markets, LLC, as the underwriters.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1).
99.1	Press Release, dated October 14, 2025, of ASP Isotopes Inc. announcing proposed public offering of common stock.
99.2	Press Release, dated October 15, 2025, of ASP Isotopes Inc. announcing pricing of public offering of common stock.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: October 16, 2025	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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